Oppenheimer Quest Value Fund, Inc.
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Class A Shares

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income 1          Capital Gains           Price


  05/28/86             0.1980000         1.8220000              27.270
  12/22/86             0.0000000         0.7700000              25.860
  05/29/87             0.2660000         0.9100000              27.270
  12/22/87             0.1530000         1.1230000              22.840
  12/27/88             0.3040000         1.1180000              25.150
  12/28/89             0.7700000         1.6400000              27.600
  12/28/90             0.4890000         0.0000000              25.360
  07/01/91             0.0000000         0.0000000              10.040
  12/17/91          0.0000000      0.6390000            9.720
  12/30/91             0.0730000         0.0000000              10.380
  12/18/92             0.0430000         0.5450000              11.640
  12/31/92             0.0040000         0.0000000              11.770
  11/22/93             0.0000000         0.4693000              11.740
  12/31/93             0.0404000         0.0000000              12.020
  12/05/94             0.0000000         0.8279000              11.130
  12/30/94             0.0830000         0.0000000              11.200

Class B Shares

  11/22/93             0.0000000         0.4693000              11.730
  12/31/93             0.0306000         0.0000000              12.020
  12/05/94             0.0000000         0.8279000              11.070
  12/30/94             0.0743000         0.0000000              11.140

Class C Shares

  11/22/93             0.0000000         0.4693000              11.730
  12/31/93             0.0325000         0.0000000              12.020
  12/05/94             0.0000000         0.8279000              11.060
  12/30/94             0.0813000         0.0000000              11.130



Oppenheimer Quest Value Fund, Inc.
Page 2


1.  Average Annual Total Returns for the Periods Ended 10/31/95:

   The formula for calculating average annual total return is as follows:

          1                    ERV n
   --------------- = n        (---) - 1 = average annual total return
   number of years              P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                         Five Year

  $1,175.67 1                      $2,264.74 .2
 (---------)  - 1 = 17.57%        (---------)   - 1 = 17.76%
   $1,000                           $1,000

  Ten Year

  $3,259.58 .1
 (---------)  - 1 = 12.54%
   $1,000



Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 3.00% for the inception year:

  One Year                          Inception

  $1,190.84 1                        $1,250.46 .4615
 (---------)  - 1 = 19.08%          (---------)  - 1 = 10.87%
   $1,000                             $1,000



Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                          Inception

  $1,230.96 1                       $1,279.79 .4615
 (---------)  - 1 = 23.10%          (---------)   - 1 = 12.06%
   $1,000                            $1,000



Oppenheimer Quest Value Fund, Inc.
Page 3



1. Average Annual Total Returns for the Periods Ended 10/31/95 (continued):


Examples at NAV:

Class A Shares

  One Year                               Five Year

  $1,247.40 1                            $2,402.91 .2
 (---------)  - 1 = 24.74%              (---------)   - 1 = 19.16%
   $1,000                                 $1,000


  Ten Year

  $3,458.30 .1
 (---------)  - 1 = 13.21%
   $1,000



Class B Shares

  One Year                               Inception

  $1,240.84 1                            $1,280.47 .4615
 (---------)  - 1 = 24.08%               (---------)   - 1 = 12.09%
   $1,000                                 $1,000



Class C Shares

  One Year                               Inception

  $1,240.96 1                            $1,279.79 .4615
 (---------)  - 1 = 24.10%              (---------)   - 1 = 12.06%
   $1,000                                 $1,000



Oppenheimer Quest Value Fund, Inc.
Page 4



2.  Cumulative Total Returns for the Periods Ended 10/31/95:

    The formula for calculating cumulative total return is as follows:

       (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                             Five Year

    $1,175.67 - $1,000                   $2,264.74 - $1,000
    ------------------  =  17.57%        ------------------  = 126.47%
        $1,000                                $1,000


   Ten Year

    $3,259.58 - $1,000
    ------------------  = 225.96%
        $1,000



Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 3.00% for the inception year:

    One Year                             Inception

    $1,190.84 - $1,000                    $1,250.46 - $1,000
    ------------------  =  19.08%         ------------------   =  25.05%
        $1,000                                  $1,000



Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

    One Year                             Inception

    $1,230.96 - $1,000                   $1,279.79 - $1,000
    ------------------  =  23.10%        ------------------  =  27.98%
        $1,000                                $1,000



Oppenheimer Quest Value Fund, Inc.
Page 5



2.  Cumulative Total Returns for the Periods Ended 10/31/95 (Continued):


Examples at NAV:

Class A Shares

    One Year                             Five Year

    $1,247.40 - $1,000                   $2,402.91 - $1,000
    ------------------  =  24.74%        ------------------  = 140.29%
          $1,000                                $1,000

    Ten Year

    $3,458.30 - $1,000
    ------------------  = 245.83%
          $1,000



Class B Shares

    One Year                              Inception

    $1,240.84 - $1,000                   $1,280.47 - $1,000
    ------------------  =  24.08%         ------------------   =  28.05%
          $1,000                                $1,000



Class C Shares

    One Year                             Inception

    $1,240.96 - $1,000                   $1,279.79 - $1,000
    ------------------  =  24.10%        ------------------   =  27.98%
          $1,000                                $1,000